Exhibit 99.1

News Release
For Immediate Release

Sallie Mae Announces Leadership Transition

Raymond Quinlan to Step Down as Chairman and CEO

Jonathan Witter Named CEO

NEWARK, Del., March 5, 2020—Sallie Mae® (Nasdaq: SLM), formally SLM Corporation, today announced that effective April 20, 2020, Raymond Quinlan will step down from his role as Chief Executive Officer. Jonathan Witter, currently Chief Customer Officer of Hilton Worldwide Holdings, will succeed Mr. Quinlan as CEO and join the company’s Board of Directors. To support with the transition, Mr. Quinlan will continue to work with Mr. Witter and the company as Chairman of the Board until Sallie Mae’s Annual Meeting of Shareholders, scheduled to take place on June 18, 2020.

Sallie Mae’s Board will appoint a new Chairman in conjunction with Mr. Quinlan’s departure from the Board on June 18, 2020.

Mr. Witter is an industry veteran who brings nearly three decades of executive leadership, banking expertise, and operational management to Sallie Mae. Importantly, Mr. Witter is a strategic leader with a demonstrated ability to improve top- and bottom-line performance, while enhancing customer experience. At Hilton, Mr. Witter has overseen the company’s global brands, marketing, loyalty and partnerships, IT, and strategy teams. Previously, he spent seven years at Capital One as President of Retail and Direct Banking, served as Chief Operating Officer of Morgan Stanley’s Retail Banking Group, and was Executive Vice President and Head of General Bank Distribution at Wachovia.

Mr. Witter said, “I am excited to assume the role as Sallie Mae’s next CEO. Sallie Mae has a rich history of helping students build prosperous futures and, as their needs grow and change, we will be there to support them. I look forward to working closely with the Board, management team, and talented employees to leverage the company’s momentum and competitive position to realize the value inherent in Sallie Mae.”

“Today’s announcement is the culmination of a thoughtful succession planning process to ensure that Sallie Mae is best positioned to continue delivering sustainable long-term value creation,” said Paul Child, Lead Independent Director of the Board. “The Board carefully evaluated a number of highly qualified individuals and concluded that Jon is the best candidate to be the next CEO of Sallie Mae. Jon is an experienced financial services executive with a strong track record of operational excellence and customer engagement. We look forward to an exciting new chapter for Sallie Mae under Jon’s leadership.”

Mr. Child continued, “Ray has been successful in managing the company’s efforts to build a market-leading brand, expand Sallie Mae’s products and offerings, and create a culture of exceptional service. The Board is grateful for his numerous contributions and appreciates that he will provide counsel and assistance during the upcoming transition period.”

“It has been a great privilege to lead Sallie Mae for over six years, and I am proud of what we have accomplished and how well-positioned the company is for continued success,” said Mr. Quinlan. “Together, we have established Sallie Mae as an industry leader with an important mission – providing millions of students with access and opportunity through higher education. I am confident it’s the right time to transition the company to its next generation of leadership, and that under Jon, Sallie Mae will continue to perform and deliver on its long-term growth plans.”

About Jonathan Witter

Jonathan Witter has served as Executive Vice President and Chief Customer Officer of Hilton Worldwide Holdings since April 2017. From 2010 to 2017, Mr. Witter held numerous roles at Capital One Financial Corporation, including President, Retail and Direct Banking, Executive Vice President in Retail Banking and President, Retail and Small Business Banking. Prior to joining Capital One, Mr. Witter held various leadership roles including, Chief Operating Officer of Morgan Stanley’s Retail Banking Group, Executive Vice President and Head of General Bank Distribution at Wachovia (now Wells Fargo & Company).

Mr. Witter holds an MBA in finance and entrepreneurial management from The Wharton School and a bachelor’s degree in economics from Vanderbilt University.

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Sallie Mae (Nasdaq: SLM) believes education and life-long learning, in all forms, help people achieve great things. As the leader in private student lending, we provide financing and know-how to help make college happen and offer products and resources to help customers make new goals and experiences, beyond college, possible. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.

Forward Looking Statements

This press release contains “forward-looking statements” based on the Company’s current expectations as of the date of this release. Statements that are not historical facts, including statements about our beliefs, opinions or expectations and statements that assume or are dependent upon future events, are forward-looking statements. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2019 (filed with the Securities and Exchange Commission (“SEC”) on Feb. 28, 2020) and subsequent filings with the SEC; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking and other laws; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of our allowance for loan losses and the related provision expense; any adverse outcomes in any significant litigation to which the company is a party; credit risk associated with the company’s exposure to third parties, including counterparties to the company’s derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). We could also be affected by, among other things: changes in our funding costs and availability; reductions to our credit ratings; cybersecurity incidents, cyberattacks and other failures or breaches of our operating systems or infrastructure, including those of third-party vendors; damage to our reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on our business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of our customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of our earning assets versus our funding arrangements; rates of prepayments on the loans that we own; changes in general economic conditions and our ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of our consolidated financial statements also requires us to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this release are qualified by these cautionary statements and are made only as of the date of this release. We do not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in our expectations.

Contacts
Media:
Rick Castellano
302.451.2541
Rick.Castellano@SallieMae.com

Investors:
Brian Cronin
302.451.0304
Brian.Cronin@SallieMae.com